EXHIBIT 10.10
                       DIRECTORS AGREEMENT

     THIS DIRECTORS AGREEMENT (this "Agreement") is made and entered into as of May 1, 1996, by and between DataLink Systems Corporation, a Nevada corporation, located at 2105 Hamilton Avenue, Suite 240, San Jose, CA, 95125 ("DataLink"), and Nicholas Miller, residing at 4812 Marine Drive, West Vancouver, BC ("Director")

     NOW, THEREFORE, in consideration of the mutual promises below, DataLink hereby engages the Director and the Director hereby accepts engagement with DataLink in accordance with the terms and conditions set forth in this Agreement.

     1.   Services.

          Director will serve, at the will of DataLink, as a director and Chairman of the Board of Directors of DataLink. Director shall preside over all meetings of the Board of Directors and render consultation and advice relating to strategic alliances, key customer accounts and other strategic corporate matters. Director shall faithfully and to the best of his ability serve in the foregoing capacities for so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of DataLink; provided however, that neither DataLink nor any affiliate shall have any obligation under this Agreement to continue Director in any such position. Director shall devote such time as appropriate to the performance of the services outlined in Section 1.

     2.   Indemnity of Director.

          2.1 Indemnification. DataLink hereby agrees to hold harmless and indemnify Director to the fullest extent authorized or permitted by Datalink's Bylaws and applicable law, as the same may be amended from time to time (but, only to the extent that such amendment permits DataLink to provide broader indemnification rights than the Bylaws or applicable law permitted prior to adoption of such amendment).

          2.2 Continuation of Indemnity. All agreements and obligations of DataLink contained herein shall continue during the period Director is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.

     3. Termination. DataLink shall have the right to terminate this Agreement for any reason or no reason upon thirty (30) days advance written notice to Director.

     4. Compensation. As full and complete compensation for Director's services and for the discharge of all Director's obligations hereunder, DataLink shall grant an option to Director to purchase Seven Hundred Thousand (700,000) shares of Common Stock of DataLink at a purchase price of $2.20 per share.
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     5.   Conflicts of Interest.  Director agrees that during the term of the Agreement, or any extension or renewal hereof, he will not, individually or with any other person or organization, directly or indirectly, enter into or engage in the activity that competes with the proposed product or product lines of DataLink or engage in any other activity in competition with DataLink. In addition, Director agrees that he will not engage in any methods of unfair trade practices which are or have the potential to be harmful to the interest of DataLink.

     Without limiting the generality of the foregoing, Director agrees that during the term of this Agreement he will not (i) directly or indirectly solicit or induce any employees of DataLink to leave the employ of DataLink for any reason whatsoever; or (ii) engage in any business (whether in the capacity of proprietor, principal, partner, director, officer, employee, consultant, shareholder, agent or representative) which is directly competitive with or substantially similar to the primary business of DataLink.

     6.   Independent Contractor.

          6.1 Independent Status. DataLink shall neither exercise not have any right to control the Director as to the means by which Director's work is to be accomplished. Director's relationship with DataLink shall be that of an independent contractor and nothing in this Agreement shall be construed to create an employer-employee relationship between the parties.

          6.2 Tax Compliance. Director shall file, on a timely basis, all tax returns and payments required to be filed with or made to any federal, state or local tax authority, including all self-employment taxes or returns, with respect to Director's performance of services hereunder. In the performance of all services hereunder, Director shall comply with all applicable laws and regulations.

     7. Proprietary Information and Inventions Agreement. Director hereby agrees to execute and deliver to DataLink a Director's Proprietary Information and Inventions Agreement in the form of Exhibit A, and to abide by and be bound by the terms and conditions thereof. The Director's Proprietary Information and Inventions Agreement is hereby incorporated in this Agreement by this reference. Termination of this Agreement shall not release Director from his obligations thereunder.

     8.   General Provisions.

          8.1 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days after deposit in the United States or Canadian mail, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the last page hereof, or at such other address as a party may designate by written notice to each of the other parties hereto.

     8.2. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby
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stipulate that the state and federal courts located in the County of Santa
Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement and beyond the scope of mediation and arbitration set forth below.

          8.3 Equitable Remedies. The parties acknowledge that money damages would not be a sufficient remedy for any violation of Section 7 of this Agreement, and, accordingly, the Company will be entitled to specific performance, injunctive relief, or any other equitable relief as remedies for any violation of this Agreement, without prejudice to any other rights and remedies that the Company may have.

          8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns. This Agreement may not be altered, modified, changed or discharged except in writing signed by both the parties.

          8.5 Surviving Agreement. Sections 2.2, 5, 6.2, 7 and Exhibit A shall survive any termination of this Agreement.

          8.6 Severability. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

          8.7 No Waiver. The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this Agreement.

          8.8 Attorneys' Fees. In any litigation or arbitration between the parties arising out of or related to this Agreement, the prevailing party therein shall be entitled to have its attorneys' fees, arbitration expenses, related litigation costs and costs of suit (if any) paid by the non-prevailing party.

          8.9 Arbitration. Except with respect to any breach or alleged breach of Section 8 or Exhibit A hereof, any claim or controversy arising out of or related to this Agreement which cannot be resolved informally shall be settled in San Jose, California, by arbitration before a single arbitrator agreeable to both parties under the then current commercial rules of the American Arbitration Association. If the parties cannot agree on an arbitrator within sixty (60) days after a demand for arbitration has been requested in writing by either of them, then arbitration shall proceed before an arbitrator appointed by the American Arbitration Association under its then current commercial rules. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the dispute.
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     IN WITNESS WHEREOF, the parties hereto have executed this Directors
Agreement as of the day and year first above written.

DATALINK:                          DATALINK SYSTEMS CORPORATION

                                   By: /s/ Anthony LaPine
                                      Anthony LaPine, Chief Executive Officer

DIRECTOR:                             /s/ Nicholas Miller
                                      Nicholas Miller
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